Exhibit 10.23

Spouse Consent Letter

I, Mingxing Chen, Guihua Lyu’s legal spouse, hereby unconditionally agree: 26.5% of the equity of Beijing Kongshan Information Technology Co., Ltd., 26.5% of the equity of Shanghai Qiniu Information Technology Co., Ltd. and 26.5% of the equity of Shanghai Qiniu Network Technology Co., Ltd., which are held by my spouse and registered under his name, will be disposed of in accordance with the arrangements under the Equity Pledge Agreement, the Purchase Option Agreement, the Power of Attorney and the Business Operation Agreement executed by my spouse, Kongshan Network Technology (Shanghai) Co., Ltd. and other related parties on 24 February 2012 and           January 2013 respectively.

I further warrant that I shall not take any action with the intent conflicting with the above arrangements, including claiming that such equity constitutes the property or common property between my spouse and me. I hereby unconditionally and irrevocably waive any rights or interests in such equity that may be granted to me in accordance with applicable laws.

Signature:	/s/ Mingxing Chen

Name: Mingxing Chen

ID card No.: *

Date: